Exhibit 99.1
Iteris Reports 18% Revenue Growth Year Over Year for First Half of Fiscal 2022 and
Maintains Full Year Revenue Guidance of $134 Million to $142 Million
SANTA ANA, Calif. – November 3, 2021 – Iteris, Inc. (NASDAQ: ITI), the global leader in smart mobility infrastructure management, today reported financial results for its fiscal second quarter 2022 ended September 30, 2021. During the first quarter of fiscal 2021, the company completed the sale of its Agriculture and Weather Analytics segment to DTN, LLC. The results of the Agriculture and Weather Analytics segment are reported as discontinued operations for all periods presented in this release.

Fiscal Second Quarter 2022 Financial Summary

•Total revenue of $33.2 million, up 14% year over year
•Record total ending backlog of $83.4 million, up 14% year over year
•GAAP net loss from continuing operations of $2.1 million, or $(0.05) per diluted share due to a one-time, non-cash charge in the second quarter related to an amendment to a software development contract
•Adjusted EBITDA of $2.3 million, a 18% or $0.4 million improvement year over year

Fiscal First Half 2022 Financial Summary

•Total revenue of $67.3 million, up 18% year over year
•GAAP net loss from continuing operations of $1.5 million, or $(0.03) per diluted share due to a one-time, non-cash charge in the second quarter related to an amendment to a software development contract
•Adjusted EBITDA of $5.4 million, a 28%, or $1.2 million, improvement year over year

Fiscal Full-Year 2022 Outlook

•Maintains the total revenue guidance range of $134 million to $142 million, which would represent year-over-year growth of 15% at the low end and 21% at the high end
•Maintains adjusted EBITDA guidance range of 7% to 8% of fiscal full year 2022 revenue, which would represent year-over-year growth of 10% at the low end and 27% at the high end

Management Commentary:

“Although supplier issues in the second quarter caused some delay in revenue recognition, we are very pleased with the customer response to our ClearMobility Platform and continue to experience strong demand across both public- and private-sector end-markets,” said Joe Bergera, president and CEO of Iteris. “We enter the second half of fiscal 2022 with record total ending backlog and an exciting product roadmap; therefore, we expect to continue to gain share in the highly fragmented smart mobility infrastructure management market.”

GAAP Fiscal Second Quarter 2022 Financial Results

Total revenue in the second quarter of fiscal 2022 increased 14% to $33.2 million, compared with $29.3 million in the same quarter a year ago primarily driven by the addition of revenues from TrafficCast, and continued strong demand for both hardware and software solutions.

Operating expenses in the second quarter increased 27% to $13.5 million compared with $10.6 million the same quarter a year ago. The increase was a result of the TrafficCast acquisition and continued investment in research and development and sales and marketing.

Operating loss from continuing operations in the second quarter was approximately $2.4 million, which included a $2.8 million one-time charge related to the amendment of a software development contract, compared with an operating income of approximately $0.7 million in the same quarter a year ago. Net loss from continuing operations in the second quarter was approximately $2.1 million, or $(0.05) per diluted share. After adjusting for the one-time charge, diluted earnings per share would have been $0.02, which compared with net income from continuing operations of $0.7 million, or $0.02 per diluted share, in the same quarter a year ago.

Non-GAAP Fiscal Second Quarter 2022 Financial Results

In addition to results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), the company has included the following non-GAAP financial measure: Adjusted income from continuing operations before interest, taxes, depreciation, amortization, stock-based compensation expense, restructuring charges, and project loss reserves (“Adjusted EBITDA”). A discussion of the company’s use of this non-GAAP financial measure is set forth below in the financial statements portion of this release under the heading “Non-GAAP Financial Measures and Reconciliation.”

Adjusted EBITDA in the second quarter was approximately $2.3 million, or 6.9% of total revenues, compared with approximately $2.0 million, or 6.7% of total revenues, in the same quarter a year ago.

Earnings Conference Call

Iteris will conduct a conference call today to discuss its fiscal second quarter results.

Date: Wednesday, November 3, 2021
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-free dial-in number: +1-800-437-2398
International dial-in number: +1 323-289-6576
Conference ID: 1077260

To listen to the live webcast or view the press release, please visit the investor relations section of the Iteris website at www.iteris.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through November 10, 2021. To access the replay dial information, please click here.

About Iteris, Inc.

Iteris is the global leader in smart mobility infrastructure management – the foundation for a new era of mobility. We apply cloud computing, artificial intelligence, advanced sensors, advisory services and managed services to achieve safe, efficient and sustainable mobility. Our end-to-end solutions monitor, visualize and optimize mobility infrastructure around the world to help ensure that roads are safe, travel is efficient, and communities thrive. Visit www.iteris.com for more information, and join the conversation on Twitter, LinkedIn and Facebook.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as "believes," "anticipates," "expects," "intends," "plans," "seeks," "estimates," "may," "will," "can," and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the Company’s anticipated demand and growth opportunities, conversion of bookings to revenue, the impact and success of new solution offerings, the Company’s recent acquisition, our future performance, growth and profitability, operating results, and financial condition and prospects. Such statements are subject to certain risks, uncertainties, and assumptions that are difficult to predict and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, federal, state and local government budgetary issues, spending and scheduling changes, funding constraints and delays, including in light of the COVID-19 pandemic; the timing and amount of government funds allocated to overall transportation infrastructure projects and the transportation industry; our ability to replace large contracts once they have been completed; the effectiveness of efficiency, cost, and expense reduction efforts; our ability to achieve anticipated benefits from our sale of our Agriculture and Weather Analytics segment; our ability to successfully complete and integrate acquired assets and companies; our ability to specify, develop, complete, introduce, market and gain broad acceptance of our new and existing product and service offerings; risks related to our ability to recruit and/or retain key talent; the potential unforeseen impact of product and service offerings from competitors, increased competition in certain market segments, and such competitors’ patent coverage and claims; any softness in the markets that we address; adverse effects of the COVID-19 pandemic on our vendors and our employees; and the impact of general economic and political conditions and specific conditions in the markets we address, and the possible disruption in government spending and commercial activities, such as the COVID-19 pandemic, import/export tariffs, terrorist activities or armed conflicts in the United States and internationally. Further information on Iteris, Inc., including additional risk factors that may affect our forward-looking statements, as contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC's website (www.sec.gov).

Iteris Contact
Douglas Groves
Senior Vice President and Chief Financial Officer

Tel: (949) 270-9643
Email: dgroves@iteris.com

Investor Relations
MKR Investor Relations, Inc.
Todd Kehrli
Tel: (213) 277-5550
Email: iti@mkr-group.com

ITERIS, INC.
UNAUDITED CONDENSED CONSOLIDATED
BALANCE SHEETS
(in thousands)

	September 30, 2021	March 31, 2021
Assets
Current assets:
Cash and cash equivalents	$28,166	$25,205
Restricted cash	240	263
Short-term investments	—	3,100
Trade accounts receivable, net	21,749	19,020
Unbilled accounts receivable	10,263	11,541
Inventories	6,049	5,066
Prepaid expenses and other current assets	2,443	5,445
Total current assets	68,910	69,640
Property and equipment, net	1,827	1,923
Right-of-use assets	11,768	11,353
Intangible assets, net	13,042	14,297
Goodwill	28,340	28,340
Other assets	1,516	1,238
Noncurrent assets of discontinued operations	42	78
Total assets	$125,445	$126,869
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$8,060	$8,935
Accrued payroll and related expenses	10,700	11,734
Accrued liabilities	4,817	4,921
Deferred revenue	6,605	7,349
Current liabilities of discontinued operations	127	94
Total current liabilities	30,309	33,033
Long-term liabilities	14,379	14,596
Noncurrent liabilities of discontinued operations	219	261
Total liabilities	44,907	47,890
Stockholders’ equity	80,538	78,979
Total liabilities and stockholders’ equity	$125,445	$126,869

ITERIS, INC.
UNAUDITED CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020

Product revenues	$17,736	$16,265	$35,762	$30,659
Service revenues	15,511	12,991	31,570	26,597
Total revenues	33,247	29,256	67,332	57,256
Cost of product revenues	8,983	9,332	18,540	17,413
Cost of service revenues	13,134	8,566	23,569	17,617
Cost of revenues	22,117	17,898	42,109	35,030
Gross profit	11,130	11,358	25,223	22,226
Operating expenses:
General and administrative	6,107	5,872	12,497	11,240
Sales and marketing	4,895	3,374	9,482	6,729
Research and development	1,829	1,134	3,594	2,048
Amortization of intangible assets	668	230	1,336	460
Restructuring charges	—	—	—	619
Total operating expenses	13,499	10,610	26,909	21,096
Operating income (loss)	(2,369)	748	(1,686)	1,130
Non-operating income (expense):
Other income (expense), net	30	(44)	48	(28)
Interest income, net	1	43	4	97
Income (loss) from continuing operations before income taxes	(2,338)	747	(1,634)	1,199
(Provision) benefit for income taxes	249	(28)	174	(62)
Net income (loss) from continuing operations	(2,089)	719	(1,460)	1,137
Loss from discontinued operations before gain on sale, net of tax	(58)	(306)	(76)	(1,664)
Gain on sale of discontinued operations, net of tax	—	—	—	11,288
Net income (loss) from discontinued operations, net of tax	(58)	(306)	(76)	9,624
Net income (loss)	$(2,147)	$413	$(1,536)	$10,761

Income (loss) per share - basic:
Income (loss) per share from continuing operations	$(0.05)	$0.02	$(0.03)	$0.03
Income (loss) per share from discontinued operations	$0.00	$(0.01)	$0.00	$0.24
Net income (loss) per share	$(0.05)	$0.01	$(0.03)	$0.27

Income (loss) per share - diluted:
Income (loss) per share from continuing operations	$(0.05)	$0.02	$(0.03)	$0.03
Income (loss) per share from discontinued operations	$0.00	$(0.01)	$0.00	$0.23
Net income (loss) per share	$(0.05)	$0.01	$(0.03)	$0.26

Shares used in basic per share calculations	42,282	40,989	42,079	40,860
Shares used in diluted per share calculations	42,282	41,909	42,079	41,708

ITERIS, INC.

Non-GAAP Financial Measures and Reconciliation

In addition to results presented in accordance with GAAP, the company has included the following non-GAAP financial measure in this release: Adjusted income (loss) from continuing operations before interest, taxes, depreciation, amortization, stock-based compensation expense, restructuring charges, and project loss reserves (“Adjusted EBITDA”).

When viewed with our financial results prepared in accordance with GAAP and accompanying reconciliations, we believe Adjusted EBITDA provides additional useful information to clarify and enhance the understanding of the factors and trends affecting our past performance and future prospects. We define this measure, explain how it is calculated and provide reconciliations of this measure to the most comparable GAAP measure in the table below. Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. This is not a measurement of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as an alternative to net cash provided by operating activities as measures of our liquidity. The presentation of this measure should not be interpreted to mean that our future results will be unaffected by unusual or nonrecurring items.

We use the Adjusted EBITDA non-GAAP operating performance measure internally as a complementary financial measure to evaluate the performance and trends of our businesses. We present Adjusted EBITDA and the related financial ratios, as applicable, because we believe that measures such as these provide useful information with respect to our ability to meet our operating commitments.

Adjusted EBITDA and the related financial ratios have limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:
•They do not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;
•They do not reflect changes in, or cash requirements for, our working capital needs;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;
•They are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
•They do not reflect the impact on earnings of charges resulting from matters unrelated to our ongoing operations; and
•Other companies in our industry may calculate Adjusted EBITDA differently from us, limiting their usefulness as comparative measures.

Because of these limitations, Adjusted EBITDA and the related financial ratios should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information. See our Condensed Consolidated Financial Statements contained in this Press Release. However, in spite of the above limitations, we believe that Adjusted EBITDA and the related financial ratios are useful to an investor in evaluating our results of operations because these measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such terms, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;
•Help investors to evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating performance; and
•Are used by our management team for various other purposes in presentations to our Board of Directors as a basis for strategic planning and forecasting.

The following financial items have been added back to or subtracted from our net income when calculating Adjusted EBITDA:
•Interest expense. Iteris excludes interest expense because it does not believe this item is reflective of ongoing business and operating results. This amount may be useful to investors for determining current cash flow.
•Income tax. This amount may be useful to investors because it represents the taxes which may be payable for the period and the change in deferred taxes during the period, and may reduce cash flow available for use in our business.

•Depreciation. Iteris excludes depreciation expense primarily because it is a non-cash expense. These amounts may be useful to investors because it generally represents the wear and tear on our property and equipment used in our operations.
•Amortization. Iteris incurs amortization of intangible assets in connection with acquisitions. Iteris also incurs amortization related to capitalized software development costs. Iteris excludes these items because it does not believe that these expenses are reflective of ongoing operating results in the period incurred. These amounts may be useful to investors because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights.
•Stock-based compensation. These expenses consist primarily of expenses from employee and director equity based compensation plans Iteris excludes stock-based compensation primarily because they are non-cash expenses and Iteris believes that it is useful to investors to understand the impact of stock-based compensation to its results of operations and current cash flow.
•Restructuring charges. These expenses consist primarily of employee separation expenses, facility termination costs, and other expenses associated with Company restructuring activities. Iteris excludes these expenses as it does not believe that these expenses are reflective of ongoing operating results in the period incurred. These amounts may be useful to our investors in evaluating our core operating performance.
•Project loss. These expenses consist primarily of expenses incurred to complete a software development contract that will not be recoverable and largely related to previously incurred and capitalized costs for non-recurring engineering activity. Iteris excludes these expenses as it does not believe that these expenses are reflective of ongoing operating results in the period incurred. These amounts may be useful to our investors in evaluating our core operating performance.

Reconciliations of net income (loss) from continuing operations to Adjusted EBITDA and the presentation of Adjusted EBITDA as a percentage of net revenues were as follows:

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
	(In Thousands)		(In Thousands)
Net income (loss) from continuing operations	$(2,089)	$719	$(1,460)	$1,137

Income tax expense (benefit)	(249)	28	(174)	62
Depreciation expense	194	182	426	367
Amortization expense	815	363	1,618	724
Stock-based compensation	834	667	1,628	1,331
Other adjustments:
Restructuring charges	—	—	—	619
Project loss	2,805	—	3,394	—
Total adjustments	$4,399	$1,240	$6,892	$3,103
Adjusted EBITDA	$2,310	$1,959	$5,432	$4,240
Percentage of total revenues	6.9%	6.7%	8.1%	7.4%